Exhibit 99.1

For Immediate Release

Contact: Jane M. Forbes

770-829-8234 Voice

770-829-8267 Fax

investor.relations@globalpay.com

Global Payments Reports First Quarter Earnings

ATLANTA, September 22, 2004 — Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended August 31, 2004. For the first quarter, revenue grew 41 percent to $192.6 million compared to $136.5 million in the prior year. This includes $31.1 million in revenue recorded in the current quarter as a result of the company’s DolEx and MUZO acquisitions, which were completed during the 2004 fiscal year. Net income grew 53 percent to $24.2 million compared to $15.8 million in the prior year quarter, and diluted earnings per share grew 51 percent to $0.62 compared to $0.41 in the prior year quarter. Excluding a prior year restructuring charge of $1.6 million, net income grew 44 percent from $16.8 million last year, and diluted earnings per share grew 41 percent from $0.44 last year.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are very pleased with our strong financial results for the quarter. I am particularly pleased with the performance of our DolEx and MUZO channels, in addition to the strong growth in our core domestic direct channel as driven by solid transaction growth and a continued increase in pricing spreads. Finally, we continue to gain operating leverage through greater economies of scale and the benefit from last year’s consolidation of certain operating functions. As a result, we are raising our annual revenue guidance from our previous range of $722 million to $743 million to our revised range of $737 million to $758 million versus $629 million in fiscal 2004, a growth of 17 percent to 21 percent. In addition, we are raising our fiscal 2005 annual diluted earnings per share guidance from our previous range of $1.96 to $2.05 to our revised range of $2.10 to $2.19 for growth of 20 percent to 25 percent versus diluted earnings per share of $1.75 in fiscal 2004, excluding restructuring and other items ($1.60 in fiscal 2004 on a GAAP basis).” 1

Conference Call

Global Payments will hold a conference call on September 23, 2004 at 10:30 a.m. EDT to discuss financial results and business highlights. The conference call can be accessed by calling

—More—

GPN Reports First Quarter Fiscal 2005 Earnings

September 22, 2004

1-888-455-3614 (U.S.) or 1-517-308-9007 (internationally) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through October 7, 2004.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America and Europe. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, check verification and recovery, terminal management and money transfer services. For more information about the company and its services, visit www.globalpaymentsinc.com.

1 The fiscal 2004 diluted earnings per share of $1.60 on a GAAP basis reflects restructuring and other items of $5.7 million, net of tax, or $0.15 diluted earnings per share.

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This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)
	Three Months Ended August 31,
	2004	2003
Revenues	$192,591	$136,464

Operating expenses:
Cost of service	80,440	62,162
Sales, general and administrative	70,537	45,541
Restructuring and other	—	1,580

	150,977	109,283

Operating income	41,614	27,181

Other income (expense):
Interest and other income	319	324
Interest and other expense	(1,642)	(575)
Minority interest	(1,881)	(1,650)

	(3,204)	(1,901)

Income before income taxes	38,410	25,280
Provision for income taxes	14,212	9,455

Net income	$24,198	$15,825

Earnings per share:
Basic	$0.63	$0.43

Diluted	$0.62	$0.41

Weighted average shares outstanding:
Basic	38,162	37,145
Diluted	39,220	38,310

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	August 31, 2004	May 31, 2004
	(Unaudited)
Assets
Cash and cash equivalents	$23,319	$34,472
Accounts receivable, net	53,470	47,414
Claims receivable, net	865	761
Settlement processing receivable, net	105,656	95,233
Other current assets	25,883	25,324

Current assets	209,193	203,204
Property and equipment, net	99,513	97,482
Goodwill	346,570	342,012
Intangible assets, net	181,661	182,658
Other assets	6,584	7,539

Total assets	$843,521	$832,895

Liabilities & Shareholders’ Equity
Line of credit	$110,000	$122,000
Line of credit with related party	73,259	83,109
Notes payable-current portion	3,336	3,409
Accounts payable and other accrued liabilities	87,546	79,773
Obligations under capital leases	1,220	1,190

Current liabilities	275,361	289,481
Notes payable	1,755	7,477
Obligations under capital leases	1,745	2,061
Other accrued liabilities	62,672	61,324

Total liabilities	341,533	360,343

Minority interest in equity of subsidiaries	17,482	23,130
Shareholders’ equity	484,506	449,422

Total liabilities & shareholders’ equity	$843,521	$832,895

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	Three Months Ended August 31,
	2004	2003
Cash flows from operating activities:
Net income	$24,198	$15,825
Non-cash items
Depreciation and amortization	10,668	7,519
Minority interest in earnings	1,881	1,650
Other, net	1,925	1,454
Changes in working capital, which provided (used) cash
Settlement processing	(12,031)	5,570
Other, net	3,763	8,875

Net cash provided by operating activities	30,404	40,893

Cash flows from investing activities:
Capital expenditures	(8,801)	(3,128)
Net business development activities	(7,830)	—

Net cash used in investing activities	(16,631)	(3,128)

Cash flows from financing activities:
Net repayments on line of credit	(12,000)	—
Net (repayments) borrowings on line of credit restricted for merchant funding	(9,850)	23,973
Principal payments under capital leases and other notes	(6,081)	(542)
Net stock issued to employees under stock plans and dividends	4,044	(3)
Distributions to minority interests	(2,785)	(1,962)

Net cash (used in) provided by financing activities	(26,672)	21,466

Effect of exchange rate changes on cash	1,746	(1,121)

(Decrease) Increase in cash and cash equivalents	(11,153)	58,110
Cash and cash equivalents, beginning of period	34,472	38,010

Cash and cash equivalents, end of period	$23,319	$96,120

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)
Three Months Ending August 31,	2004	2003
	GAAP	Normalized	Restructuring(1)	GAAP
Revenue	$192,591	$136,464	$—	$136,464

Operating expenses:
Cost of service	80,440	62,162	—	62,162
Sales, general and administrative	70,537	45,541	—	45,541
Restructuring	—	—	1,580	1,580

	150,977	107,703	1,580	109,283

Operating income	41,614	28,761	(1,580)	27,181

Other income/(expense)
Interest and other income	319	324	—	324
Interest and other expense	(1,642)	(575)	—	(575)
Minority interest in earnings	(1,881)	(1,650)	—	(1,650)

	(3,204)	(1,901)	—	(1,901)

Income before income taxes	38,410	26,860	(1,580)	25,280
Provision for income taxes	14,212	10,046	(591)	9,455

Net income	$24,198	$16,814	$(989)	$15,825

Basic shares	38,162	37,145	—	37,145
Basic earnings per share	$0.63	$0.45	$(0.02)	$0.43

Diluted shares	39,220	38,310	—	38,310
Diluted earnings per share	$0.62	$0.44	$(0.03)	$0.41

(1)	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.